UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, MD 21046

(Address of principal executive offices)

(443) 539 - 5008

(Registrant’s telephone number, including area code)

5000 Philadelphia Way

Lanham, MD 20706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2009, Integral Systems, Inc., a Maryland corporation (the “Company”), sold the land and building located at 12515 Academy Ridge View, Colorado Springs, Colorado to COPT Academy Ridge, LLC for $12.5 million pursuant to a Purchase and Sale Agreement (the “Sale Agreement”) by and between its wholly-owned subsidiary, Real Time Logic, Inc. (“RT Logic”) and COPT Academy Ridge, LLC (“COPT”). The sale of the land and building resulted in an approximate $0.7 million gain to the Company.

At the same time, RT Logic entered into a Lease Agreement (the “Lease Agreement”) with COPT to lease the building for a 12 year term. The 60,714 square foot building is utilized by RT Logic. The Lease Agreement has an initial $16.75 per square foot annual cost, with periodic rent escalations. Affiliates of COPT are the lessors under the Company’s lease agreements for its corporate headquarters in Columbia, Maryland and two other offices in Colorado Springs, Colorado. RT Logic’s obligations under the Lease Agreement are guaranteed by the Company.

The foregoing is a summary of the terms of the Sale Agreement and the Lease Agreement that are, in the Company’s judgment, material to the Company and does not purport to summarize or include all terms relating to the transactions contemplated by such agreements.

The foregoing summary is qualified in its entirety by reference to the Sale Agreement and the Lease Agreement, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, it is important to note that they are included to provide investors with information regarding their terms, and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties made by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement, and: were not intended to be and should not be relied upon by stockholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in its other public filings, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

(a)	Exhibits

Exhibit	Description
10.01	Purchase and sale agreement by and between Real Time Logic, Inc., seller, and COPT Academy Ridge, LLC, purchaser.

10.02	Lease agreement dated June 26, 2009, between Real Time Logic, Inc. and COPT Academy Ridge, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: June 30, 2009	By:	/S/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit	Description
10.01	Purchase and sale agreement by and between Real Time Logic, Inc., seller, and COPT Academy Ridge, LLC, purchaser.

10.02	Lease agreement dated June 26, 2009, between Real Time Logic, Inc. and COPT Academy Ridge, LLC.